Exhibit 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release                                                                                                                                                     09-015

                                                   Contact:                                Tony Tripodo

Date:                      July 1, 2009                                                                           Title:                                Chief Financial Officer

Helix to Present at Morgan Stanley Energy Conference

HOUSTON, TX – Helix Energy Solutions (NYSE: HLX) announced today that it will present on Wednesday, July 8, 2009 at the Morgan Stanley Energy Conference in New York, New York.

The presentation is scheduled to begin at 3:00pm Eastern Time.  The slides related to such presentation will be available the morning of July 7 on the Helix website, www.HelixESG.com, by first clicking “Investor Relations” and then “Presentations”.

The presentation will provide an update regarding Helix’s improved liquidity and indebtedness levels based on developments since March 31, 2009, as well as updated information on capital spending plans.

Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.  That business unit is a prospect generation, exploration, development and production company.  Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.